                                                                    Exhibit 10.2

                   FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this "Amendment") is made and entered as of April 7, 2003, by and between DIAMETRICS MEDICAL, INC., a Minnesota corporation (the "Company"), BCC ACQUISITION II LLC, a Delaware limited liability company ("BCC"), GERALD L. COHN REVOCABLE TRUST ("Cohn Trust"), HANNAH S. AND SAMUEL A. COHN MEMORIAL FOUNDATION ("Cohn Foundation"), and AEOW 96, LLC ("AEOW"; BCC, Cohn Trust, Cohn Foundation and AEOW may be referred to herein collectively as the "Purchasers" and individually and without distinction as a "Purchaser").

                                    RECITALS

     1. The Company and the Purchasers entered into a Note Purchase Agreement dated as of August 4, 1998 (the "Note Purchase Agreement"); and

     2. The Company and the Purchasers have agreed to amend certain provisions of the Note Purchase Agreement, subject to terms and conditions set forth in this Amendment.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

     Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement, unless the context shall otherwise require.

     Section 2. Amendments. The Note Purchase Agreement is hereby amended as follows:

          2.1 Definitions. Article I of the Note Purchase Agreement is amended by adding thereto the follow definitions in alphabetical order:

               "Cohn Trust" means the Gerald L. Cohn Revocable Trust.

               "First Amendment" means the First Amendment to Note Purchase Agreement dated as of April 7, 2003, made by and between the Company and the Purchasers.

               "First Amendment Closing Date" means the date on which the First Amendment becomes effective in accordance with its terms.

               "First Amendment Warrants" means the warrants issued pursuant to the First Amendment, substantially in the form of Exhibit 3A hereto.

               "Net Proceeds" means the aggregate cash consideration received by the Company in connection with (i) the sale or issuance, whether in a public offering, a private placement or otherwise, of any equity securities or other securities linked to equity securities (including, without limitation, any securities convertible into or exchangeable for, or any option, warrant, agreement or other right to purchase, securities), but excluding any proceeds from an equity investment made by any director, officer or employee of the Company pursuant to any stock option plan or any stock rights (e.g., warrants) issued prior to the First Amendment Closing Date, and (ii) the sale, license, lease or other disposition of any material asset, property or interest of the Company, in each case less the expenses (including reasonable out-of-pocket expenses) incurred by the Company in connection with such transaction (including without limitation underwriters' commissions and fees) and, with respect to clause (ii) above, less the amount of any federal and state taxes incurred by the Company in connection with such transaction.

               "Ownership Limit" shall mean, with respect to any Purchaser, the greatest of (i) 20% or more of the Company's outstanding voting power,
          (ii) the percentage ownership and/or voting position in excess of 20% of the Company's outstanding voting power held by a shareholder, or an identified group of shareholders, unaffiliated with such Purchaser,
          (iii) the percentage ownership and/or voting position in excess of 20% of the Company's outstanding voting power held by the Company's officers and directors who are unaffiliated with such Purchaser, and
          (iv) such percentage of the Company's voting power as would be presumed to constitute a "change of control" for the purposes of Nasdaq shareholder approval rules.

               "Restricted Payments" has the meaning specified in Section
          6.7(iv).

          2.2 Mandatory Prepayment, Article IV of the Note Purchase Agreement is amended by adding thereto the following Section 4.5:

               Section 4.5 Mandatory Payments on Notes; Prepayment. Unless Purchasers holding in excess of 50.1% of the aggregate principal amounts of the Notes otherwise agree, the Company shall prepay the Notes in an amount equal to 50% of any cumulative Net Proceeds in excess of $10 million. In addition, with the consent of the Purchasers holding in excess of 50.1% of the aggregate principal amount of the Notes, at any time from April 7, 2003 through April 7, 2004, the Company may prepay the Notes in full without prepayment premium or penalty.

          2.3 Conversion Rights. Section 5.1 of the Note Purchase Agreement is amended in its entirety to read as follows:

               Section 5.1 Conversion. Subject to and upon compliance with the provisions of this Article V and subject to Section 4.4 hereof, the Holder of any Notes shall have the right, at its option, at any time, to convert any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 into fully paid and nonassessable shares of Common Stock at the conversion price of (a) $3.51 per share of Common Stock for all Holders other than the Cohn Trust, and (b) $8.40 per share of Common Stock for the Cohn Trust, subject to adjustment as set forth below, by surrendering the Notes to be converted, in the manner provided in Section 5.2, provided that no such right shall be exercised during the period of six consecutive months from and after the First Amendment Closing Date unless a Redemption Event occurs during such six month period, and provided further, that no such right shall be exercised to the extent that such exercise would cause the Holder to equal or exceed the Ownership Limit, except in connection with a Redemption Event.

          2.4 Conversion Price. Section 5.6 of the Note Purchase Agreement is amended in its entirety to read as follows:

               Section 5.6 Conversion Price. For purposes of this Article V, the conversion price shall be (a) $3.51 in principal amount per share of Common Stock for the Notes held by all Purchasers other than the Cohn Trust, and (b) $8.40 in principal amount per share of Common Stock for the Note held by the Cohn Trust, subject in each case to adjustment as provided below (as applicable, the "Conversion Price").

          2.5 Limitations on Dividends. Section 6.7 of the Note Purchase Agreement is hereby amended by adding thereto the following clause (iv):

               (iv) Declare or pay any dividend (other than dividends payable solely in common stock of the Company or in capital stock of the Company of the same class and series as that on which such dividends are payable) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Company or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or prepay any Debt not specifically permitted under the terms of this Agreement, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments").

          2.6 Notice Addresses. Section 13.2 of the Note Purchase Agreement is amended in its entirety to read as follows:

               Section 13.2 Notices. All notices and other communications pertaining to this Agreement or the Notes shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed to have been duly given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

                    (i) If to a Purchaser, to the address and fax numbers set
               forth below its name on the signature pages hereto:

                    with a copy to:

                    Latham and Watkins Illinois LLC
                    Sears Tower, Suite 5800
                    Chicago, IL 60606
                    Attention: Michael A. Pucker and Thomas E. Keim, Jr.
                    Phone: (312) 876-7700
                    Fax: (312) 993-9767

                    (ii) If to the Company:

                    Diametrics Medical, Inc.
                    2658 Patton Road
                    Roseville, Minnesota 56113
                    Attention: David Kaysen, CEO and President
                    Phone: (612) 639-8035
                    Fax: (612) 638-1197

                    with a copy to:

                    Dorsey & Whitney LLP
                    50 South 6th Street, Suite 1500
                    Minneapolis, Minnesota 55402
                    Attention: Kenneth L. Cutler, Esq.
                    Phone: (612) 340-2740
                    Fax: (612) 340-8738

               or to such other person or address as shall be furnished to the other party in writing.

          2.7 Exhibit 1. Exhibit 1 to the Note Purchase Agreement is hereby amended to read as set forth on Exhibit 1 attached to this Amendment which is made a part of the Note Purchase Agreement as Exhibit 1 thereto. All references in this Amendment and the Note Purchase Agreement to "Notes" or a "Note" shall refer to the First Amended and Restated Convertible Senior Secured Fixed Rate Notes in the form of such Exhibit 1.

          2.8 Exhibit 3A. The Note Purchase Agreement is hereby amended to by adding thereto Exhibit 3A in the form attached hereto as Exhibit 3A.

     Section 3. Closing Deliveries. Concurrently with the execution and delivery of this Amendment, the Company shall deliver the following to the Purchasers:

          3.1 A First Amended and Restated Convertible Senior Secured Fixed Rate
     Note in favor of each Purchaser, in the amount for each Purchaser as set forth on Schedule 1 to the Note Purchase Agreement, in the form attached hereto as Exhibit 1, duly executed by the Company.

          3.2 The First Amendment Warrants in the form attached hereto as
     Exhibit 3A, in favor of each Purchaser in the number specified on Schedule 1 to this Amendment, duly executed by the Company.

          3.3 An opinion of counsel of each of Dorsey & Whitney LLP's Minneapolis office and London office in form and substance satisfactory to the Purchasers (it being agreed that the Company shall deliver the opinion from the London office of Dorsey & Whitney LLP within three (3) business days following the Closing).

          3.4 A copy of any consent of any Person required in order to give effect to the agreements of the Company set forth in the Amendment Documents (as defined below) or in the Note Purchase Agreement as amended by this Amendment, or in order to prevent a violation of agreements with such Person by execution of this Amendment by the Company.

          3.5 A copy of any filings made with any Governmental Authority required to give effect to the agreements of the Company set forth in the Amendment Documents (as defined below) or in the Note Purchase Agreement as amended by this Amendment.

          3.6 A copy of the resolutions of the Board of Directors of the Company ratifying, confirming and authorizing the execution, delivery and performance of this Amendment and all other documents executed by the Company in connection with this Amendment (collectively, with this Amendment, the "Amendment Documents"), certified as true and accurate by an officer of the Company, along with a certification by such officer (i) certifying as to a true and correct copy of the current Articles of Incorporation of the Company, (ii) certifying as to a true and correct copy of the current Bylaws of the Company; and (iii) identifying each officer of the Company authorized to execute the Amendment Documents and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

          3.7 Evidence of the satisfaction by the Company of such other conditions as reasonably specified by the Purchasers.

     Section 4. Representations of the Company. Except as set forth on the Schedule of Exceptions attached hereto, the Company hereby represents and warrants to the Purchasers that, as of the date hereof and after giving effect to this Amendment:

          4.1 Organization and Standing. Each of the Company and its Subsidiary (as hereinafter defined in this Section 4.1) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company or its Subsidiary). Other than Diametrics Medical, Ltd., formerly known as Biomedical Sensors, Ltd., (the "Subsidiary"), the Company has no subsidiaries or equity interest in any other entity.

          4.2 Corporate Power; Authorization. The Company has all requisite corporate power, and will have taken all requisite corporate action, to execute and deliver this Amendment, the Notes and the

     First Amendment Warrants, to sell and issue the First Amendment Warrants, to issue the shares issuable upon exercise of the First Amendment Warrants (the "First Amendment Warrant Shares") and the Conversion Shares and to carry out and perform all of its obligations hereunder and thereunder. Each of this Amendment, the Notes and the First Amendment Warrants constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally, and (iii) as rights to indemnity or contributions hereunder may be limited by federal or state securities laws or principles of public policy. The execution and delivery of this Amendment, the Notes and the First Amendment Warrants do not, and the performance of this Amendment, the Notes and the First Amendment Warrants and the compliance with the provisions hereof and thereof and the issuance, sale and delivery of the Notes, the First Amendment Warrants, the First Amendment Warrant Shares and the Conversion Shares by the Company will not, conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Articles of Incorporation or Bylaws of the Company or any statute, law, rule or regulation applicable to the Company or its Subsidiary, or any state or federal order, judgment or decree applicable to the Company or its Subsidiary, or any indenture, mortgage, lease or other agreement or instrument to which the Company or its Subsidiary or any of the properties of such person is subject, except such as would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company or its Subsidiary.

          4.3 Issuance and Delivery of the Conversion Shares and the First Amendment Warrant Shares; Grant of the First Amendment Warrants. The First Amendment Warrant Shares and the Conversion Shares when issued and paid for will be validly issued, fully paid and nonassessable, issued in compliance with all applicable federal and state securities laws, and will not be subject to preemptive, co-sale, right of first refusal or any other similar rights of the shareholders of the Company or any liens or encumbrances. The Company has not granted any registration rights which are still in effect with respect to its securities other than the registration rights set forth herein and the registration rights contained in the Common Stock Purchase Agreement. Issuance of the Notes, the First Amendment Warrants, the First Amendment Warrant Shares and the Conversion Shares or any of them does not and will not constitute a default under or give rise to a right of termination, cancellation, restriction or acceleration of any right or obligation of the Company or its Subsidiary or a loss of any benefit to which the Company or its Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon or applicable to the Company or its Subsidiary or any of the properties, assets, licenses, franchises, permits or other similar authorizations of either of them.

          4.4 SEC Documents; Financial Statements. Each of the Company and its Subsidiary has filed in a timely manner all documents that such person was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Exchange Act since August 4, 1998. As of their respective filing dates (or, if amended, when amended), all documents filed by the Company or its Subsidiary with the SEC, whether under the Exchange Act or under the Securities Act since August 4, 1998 (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be. The Company satisfies the requirements for the use of Form S-3 under the Securities Act to register the offers and resales of the First Amendment Warrant Shares and the Conversion Shares contemplated by the Shelf Registration Statement (as defined in Section 8 below). None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its Subsidiary included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and its Subsidiary at the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments and the absence of footnotes). There is no material liability or commitment of the Company or its Subsidiary which is not reflected in the most recent Financial Statements except commitments made since the date of such Financial Statements in the ordinary course of business. There have not been any changes in the assets, liabilities, financial condition or operations of the Company or its Subsidiary from those reflected in the most recent Financial Statements, except changes in the ordinary course of business that have not had and are not reasonably expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company or its Subsidiary.

          4.5 Intellectual Property.

               (a) Each of the Company and its Subsidiary has sufficient title and ownership of all material patents, patent rights, inventions, trademarks, service marks, copyrights, trade secrets, proprietary rights, processes and know-how (collectively, "Intellectual Property") owned or used by it or that are necessary for the conduct of its business as presently conducted and believes it can obtain, on commercially reasonable terms, any additional rights necessary for its business as proposed to be conducted, and the Intellectual Property does not, and will not, conflict with or constitute an infringement of the rights of others;

               (b) There are no outstanding options, licenses (whether to or from the Company) or agreements of any kind relating to the Intellectual Property described in paragraph (a) of this Section 4.5 or granting rights to any other person to manufacture, license, produce, assemble, market or sell products or services derived or derivable from the Intellectual Property of the Company or its Subsidiary, nor is the Company or its Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity;

               (c) Neither the Company nor its Subsidiary has received any communications alleging that such person or any of its employees has violated or infringed or, by conducting its business as proposed, would violate or infringe, any of the Intellectual Property of any other person or entity;

               (d) Neither the Company nor its Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or its Subsidiary with respect to the Intellectual Property of the Company or its Subsidiary or otherwise or that would conflict with the business of the Company or its Subsidiary as proposed to be conducted; and

               (e) Neither the execution nor delivery of this Amendment, nor the carrying on of the business of the Company or its Subsidiary by the employees of such person, nor the conduct of the business of the Company or its Subsidiary as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of the employees of the Company or its Subsidiary (or people such person currently intends to hire) made prior to their employment by such person.

          4.6 Properties. The Company and its Subsidiary has good and valid title to all of the properties and assets reflected as owned by the Company or its Subsidiary in the Financial Statements, free and clear of all material liens, mortgages (statutory or otherwise), security interests, pledges, claims or encumbrances except those, if any, disclosed in the Financial Statements. The Company and its Subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company or its Subsidiary. The Company and its Subsidiary owns or leases all of such properties as are necessary to its operations as now conducted.

          4.7 Capitalization. The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. There are 27,182,732 shares of Common Stock and no shares of Preferred Stock outstanding as of the date hereof, and, excluding the exercise of vested options and warrants outstanding at the discretion of the holder thereof and shares purchased through the Company's existing employee stock purchase plan, immediately prior to the effectiveness of this Amendment, 27,182,732 shares of Common Stock and no shares of Preferred Stock will be outstanding. The certificates evidencing the First Amendment Warrant Shares and the Conversion Shares will be in due and proper legal form and will be duly authorized for issuance by the Company. All of the issued and outstanding securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with federal, state and other applicable laws and were issued without violation of any preemptive, co-sale or other right. Except as otherwise disclosed in the SEC Documents and in the Financial Statements, there is no outstanding option, warrant, agreement or other right calling for the issuance or redemption of, and there is no commitment, plan or arrangement to issue or redeem, any securities of the Company. The Company does not have any binding agreement with respect to the acquisition or purchase of the securities of or owned by any person or entity or the acquisition of the business, assets or liabilities of any person or entity, and the Company does not have any agreement or understanding with respect to the disposition or sale of its business, or any of its material assets or property.

          4.8 Litigation. There is no pending or, to the Company's knowledge, threatened, action, suit or other proceeding to which the Company or its Subsidiary is a party or to which the property or assets of the Company or its Subsidiary is subject which might result in a material adverse effect on the business, properties, financial condition or results of operations of the Company or its Subsidiary.

          4.9 No Defaults. Neither the Company nor its Subsidiary is in violation or default of any provisions of its Articles of Incorporation or Bylaws, or any organizational documents, or in breach with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound which violation, default or breach would have a material adverse effect on the business, properties, financial condition or results of operations of the Company or its Subsidiary, and there does not exist any state of facts which constitutes an event of default on the part of the Company or its Subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

          4.10 Material Agreements. Each of the Company and its Subsidiary is a party to all agreements that are necessary for the conduct of the business of such person as presently conducted and all such agreements are currently in effect. Neither the Company nor its Subsidiary is in breach of any provision of any such agreement where such breach would have a material adverse effect on the business, properties, financial condition or results of operations of the Company or its Subsidiary.

          4.11 Governmental Consents; Compliance with Law. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Amendment except for
     (i) the filing of a Shelf Registration Statement and all amendments thereto with the SEC as contemplated by Section 8.1 of this Amendment, (ii) any filings required by state securities laws and (iii) if required, the filing of a notification and report form under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Each of the Company and its Subsidiary is conducting business in compliance in all material respects with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including but not limited to, all applicable local, state and federal environmental laws and regulations.

          4.12 Insurance. Each of the Company and its Subsidiary maintains insurance of the types and in the amounts generally deemed adequate for its business covering all risks customarily insured against, all of which insurance is in full force and effect.

          4.13 Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          4.14 Taxes. Each of the Company and its Subsidiary has filed all necessary federal, state, local, and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon except for such taxes as are being contested in good faith, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its Subsidiary which would have a material adverse effect on the business, properties, financial condition or results of operations of the Company or its Subsidiary.

          4.15 Listing. The Company's Common Stock is traded on The Nasdaq SmallCap Market.

          4.16 Broker's Fee. The Company represents that there are no brokers or finders entitled to compensation by the Company or its Subsidiary in connection with any of the transactions referred to or contemplated hereby, and shall indemnify the Purchasers for any such fees for which the Company or its Subsidiary is responsible.

          4.17 Disclosure. No representation or warranty of the Company contained in this Amendment or in the Schedule of Exceptions or in any bring-down certificate required to be delivered to the Purchasers at the Closing, contains or will contain any untrue statement of a material fact or omit to state a material fact required to make the statements herein or therein not misleading.

          4.18 Exemption from Registration. The purchase and sale of the Notes and the First Amendment Warrants are exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising was used by the Company in connection with the offer and sale of the Notes or the First Amendment Warrants, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes or the First Amendment Warrants have been issued or sold by the Company within the six-month period immediately prior to the date hereof. The Company agrees that neither it, nor anyone acting on its behalf, will offer the Notes or the First Amendment Warrants so as to bring the issuance and sale of any of the Notes or the First Amendment Warrants within the provisions of Section 5 of the Securities Act nor offer any similar securities for the issuance or sale to, or solicit any offer to acquire the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Notes and/or the First Amendment Warrants and any such securities would be integrated as a single offering for the purposes of the Securities Act, including, without limitation, Regulation D thereunder.

     Section 5. Representations of the Purchasers. Each Purchaser, severally and not jointly with other Purchasers, hereby represents and warrants to the Company, as of the date hereof and after giving effect to this Amendment:

          5.1 Investment Purposes.

               (a) Such Purchaser acknowledges that the Notes and the First Amendment Warrants are being issued in reliance upon the exception from the registration requirements of the Securities Act provided by
          Section 4(2) thereof and as such the Notes and the First Amendment Warrants, the First Amendment Warrant Shares and the Conversion Shares will be "restricted securities" within the meaning of Rule 144.

               (b) Such Purchaser is acquiring the Notes and the First Amendment Warrants pursuant to this Amendment in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Notes and First Amendment Warrants or any arrangement or understanding with any other persons regarding the distribution of the Notes or First Amendment Warrants except in each case as conforms with all applicable requirements of the Securities Act, applicable blue sky laws and all rules and regulations promulgated thereunder.

               (c) Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

               (d) Such Purchaser has, in connection with its decision to acquire the Notes and the First Amendment Warrants, relied with respect to the Company and its affairs solely upon the SEC Documents and the representations and warranties of the Company contained herein.

               (e) Such Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

               (f) Such Purchaser has full right, power, authority and capacity to enter into this Amendment and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Amendment. Upon the execution and delivery of this Amendment by such Purchaser, this Amendment shall constitute a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as rights to indemnity or contributions hereunder may be limited by federal or state securities laws or principles of public policy.

          5.2 No Advice. Such Purchaser understands that nothing in this Amendment or any other materials presented to such Purchaser in connection with the acquisition of the Notes and the First Amendment Warrants constitutes legal, tax or investment advice to such Purchaser. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes and the First Amendment Warrants.

          5.3 Broker's Fee. Such Purchaser represents that there are no brokers or finders entitled to compensation by such Purchaser in connection with any of the transactions referred to herein or contemplated hereby, and shall indemnify the Company for any such fees for which such Purchaser is responsible.

     Section 6. Affirmation, Further References, Confirmation and Continuation of Security Interest. The Purchasers and the Company each acknowledge and affirm that the Note Purchase Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Note Purchase Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Note Purchase Agreement are hereby deemed amended and shall refer to the Note Purchase Agreement as amended by this Amendment. The Company confirms to the Purchasers that the payment obligations, as amended by this Amendment and the Notes, are and continue to be secured by the security interest granted by the Company in favor of the Purchasers under the Security Documents.

     Section 7. Survival of Representations, Warranties and Agreements; Indemnification.

          7.1 Survival. Notwithstanding any investigation made by any party to this Amendment, all covenants, agreements, representations and warranties made by the Company and the Purchasers herein and in the certificates for the securities delivered pursuant hereto and in the Note Purchase Agreement as amended by this Amendment shall survive the execution of this Amendment, the delivery to the Purchasers of the certificates representing the First Amendment Warrants, and the payment of the Notes until the fifth anniversary of the First Amendment Closing Date, except for the representations set forth in Section 4.2, 4.7 and 4.16 and the representations set forth in Section 4.3, which shall survive indefinitely, and the representations as to taxes set forth in Section 4.14, which shall survive for the longer of (i) the fifth anniversary of the First Amendment Closing Date and (ii) the period expiring ninety (90) days after the expiration of the period during which a claim by the applicable taxing authority for a deficiency or other tax adjustment would not be barred by the statute of limitations applicable to such taxes (any such period an "Indemnity Period").

          7.2 Purchaser's Right to Indemnification. Subject to the provisions of this Section 7 and in addition to the indemnification provided in Article XII of the Note Purchase Agreement, the Company hereby agrees to indemnify and hold harmless the Purchasers and the employees, agents, directors, officers, equity holders, successors, predecessors, assigns and affiliates of any of them (collectively, the "Purchaser Indemnified Parties") from and against (i) any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses (including, but not limited to, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of the matter but excluding consequential damages) (collectively, "Claims"), which may be asserted against or sustained or incurred by the Purchaser Indemnified Parties in connection with, arising out of, or relating to (A) any breach or alleged breach of any of the representations, warranties, agreements and covenants made by the Company herein or in any certificate or other document delivered to any Purchaser Indemnified Party by or on behalf of the Company in connection with this Amendment; or (B) any false, incorrect or misleading representation or warranty made by or on behalf of the Company herein or in any certificate or other document delivered to any Purchaser Indemnified Party by or on behalf of the Company in connection with this Amendment; and (ii) any and all costs and expenses (including, but not limited to, reasonable legal expenses) incurred by any Purchaser Indemnified Party in connection with the enforcement of its rights under this Amendment. No claim for indemnification pursuant to this Section 7 may be commenced after the relevant Indemnity Period; provided, however, that claims made within such Indemnity Period shall survive to the extent of the Claim covered thereby until such Claim is finally determined and, if applicable, paid.

          7.3 Procedure for Claims.

               (a) Promptly, but in any event within ten (10) days after obtaining knowledge of any claim or demand which may give rise to, or could reasonably give rise to, a claim for indemnification hereunder (an "Indemnification Claim"), the Purchaser affected by such claim shall give written notice to the Company of such Indemnification Claim ("Notice of Claim"). A Notice of Claim shall be given with respect to all Indemnification Claims; provided, however, that the failure to give a timely Notice of Claim to the Company shall not relieve the Company from any liability that it may have to the Purchaser Indemnified Parties hereunder to the extent that the Company is not prejudiced by such failure. The Notice of Claim shall set forth the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the Purchaser Indemnified Party as a result of such Indemnification Claim and the aggregate amount of all Indemnification Claims to date and a brief description of the facts giving rise to such Indemnification Claim. Each Purchaser shall furnish to the Company such information (in reasonable detail) as such Purchaser may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

               (b) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Company shall have fifteen (15) days (or such shorter period (but not less than ten (10) days) if any answer or other response or filing with respect to the pleadings served by the third party is required prior to the fifteenth day) after the date of receipt by the Company of the Notice of Claim (the "Notice Date") to notify the Purchasers in writing of the election by the Company to defend the Third Party Claim on behalf of the Purchaser Indemnified Parties.

               (c) If the Company elects to defend a Third Party Claim on behalf of the Purchaser Indemnified Parties, each Purchaser shall make available to the Company and its agents and representatives all records and other materials in such Purchaser's possession which are reasonably required in the defense of the Third Party Claim and the Company shall pay any expenses payable in connection with the defense of the Third Party Claim as they are incurred (whether incurred by the Purchasers or the Company).

               (d) If the Company has assumed control of the defense, the Company may contest or settle the Third Party Claim on such terms as the Company may choose, provided, however, that the Company will not have the right, without the prior written consent of the Purchaser affected by such claim, to settle any such claim if such settlement
          (i) arises from or is part of any criminal action, suit or proceeding
          (ii) contains a stipulation to, confession of judgment with respect to, or admission or acknowledgment of, any liability or wrongdoing on the part of any Purchaser Indemnified Party, (iii) relates to any foreign federal, state or local tax matters, (iv) provides for injunctive relief, or other relief other than damages, which is binding on any Purchaser Indemnified Party, (v) does not fully release all Purchaser Indemnified Parties with respect to the relevant Third Party Claim or (vi) has any res judicata or collateral estoppel effect that could be adverse to any Purchaser Indemnified Party.

               (e) If the Company elects to defend a Third Party Claim, the Purchaser Indemnified Parties shall have the right to participate in the defense of the Third Party Claim, at the Purchaser Indemnified Parties' expense (and without the right to indemnification for such expense under this Amendment); provided, however, that the reasonable fees and expenses of counsel retained by the Purchaser Indemnified Parties shall be at the expense of the Company if (A) the use of the counsel chosen by the Company to represent the Purchaser Indemnified Parties would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Purchaser Indemnified Parties and the Company and there may be legal defenses available to Purchaser Indemnified Parties which are different from or additional to those available to the Company; (C) within ten (10) days after being advised by the Company of the identity of counsel to be retained to represent the Purchaser Indemnified Parties, the Purchaser Indemnified Party affected by such claim shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to the Company), and the Company shall not have retained different counsel reasonably satisfactory to such Purchaser Indemnified Party; or (iv) the Company shall authorize the Purchaser Indemnified Parties to retain separate counsel at the expense of the Company.

               (f) If the Company elects to defend a Third Party Claim, and does not defend a Third Party Claim in good faith, the Purchaser Indemnified Parties shall have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Company, to defend such Third Party Claim; provided, however, that such expenses shall be payable by the Company only if and when such Third Party Claim becomes payable.

               (g) The Purchasers shall cooperate with the Company in the defense of Third Party Claims. Subject to the foregoing, (i) the Purchaser Indemnified Parties shall not have any obligation to participate in the defense of or to defend any Third Party Claim and
          (ii) the Purchaser Indemnified Parties' defense of or participation in the defense of any Third Party Claim shall not in any way diminish or lessen the right to indemnification as provided in this Section 7.

     Section 8. Registration Rights; Compliance with the Securities Act.

          8.1  Registration Procedures and Expenses.

               (a) As soon as practicable following the First Amendment Closing Date and in any event no later than forty-five (45) days following the First Amendment Closing Date, the Company shall prepare and file with the SEC, and thereafter shall use its reasonable best efforts to cause to be declared effective, (i) a shelf registration statement on an appropriate form under the Securities Act, or (ii) an amendment to a currently effective shelf registration statement of the Company, relating to the offer and resale of the First Amendment Warrant Shares (which shall, together with the Shares and the Warrant Shares (as such terms are defined in the Common Stock Purchase Agreement) and the Conversion Shares to be "Registrable Securities") by the Purchasers and/or the Holders of Notes and by any holders thereof from time to time, in accordance with the methods of distribution set forth in such shelf registration statement, through The Nasdaq SmallCap Market or the facilities of any national securities exchange or market system on which the Company's Common Stock is then traded, or in privately-negotiated transactions (the "Shelf Registration Statement"). All Registrable Securities shall, together with the Shares and the Warrant Shares, be included in such Shelf Registration Statement.

               (b) The Company shall use its reasonable best efforts (including, without limitation, the preparation and filing with the SEC of amendments and supplements to the Shelf Registration Statement and a prospectus to be used in connection therewith) to keep the Shelf Registration Statement continuously effective and not misleading for a period of five (5) years from the First Amendment Closing Date or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant thereto. The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it takes any action that would result in the holders of the Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law. Notwithstanding the foregoing, following the effectiveness of the Shelf Registration Statement, the Company may, at any time, suspend the effectiveness of the Shelf Registration Statement for up to no longer than seventy-five
          (75) days, as appropriate (a "Suspension Period"), by giving notice to the Purchasers and Holders of the Notes, if (i) the Company shall have determined that the Company may be required to disclose any material corporate development or (ii) the Company shall be involved in an underwritten public offering of its securities. The Company will use its best efforts to minimize the length of any Suspension Period. Notwithstanding the foregoing, no more than two Suspension Periods may occur in any twelve (12) month period. Each Purchaser and Holder of a Note agrees that, upon receipt of any notice from the Company of a Suspension Period, it will not sell (subject to the limitations on the Company set forth above) any Registrable Securities pursuant to the Shelf Registration Statement until (i) such Purchase or Holder of a
          Note is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) such Purchaser or Holder of a Note has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) such Purchaser or Holder of a Note has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

               (c) In order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the holders thereof, the Company shall furnish to the Purchasers with respect to the Registrable Securities registered under the Shelf Registration Statement such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as the holders reasonably request in conformity with the requirements of the Securities Act.

               (d) The Company shall file any documents required of the Company for normal blue sky clearance in states specified in writing by the holders of Registrable Securities; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

               (e) Other than fees and expenses, if any, of counsel or other advisers to the holders of Registrable Securities, which fees and expenses shall be borne by them, the Company shall bear all expenses (exclusive of any brokerage fees, underwriting discounts and commissions) in connection with the procedures in paragraphs (a) through (d) of this Section 8.1.

          8.2 Transfer of Securities After Shelf Registration. Each Purchaser or Holder of a Note agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act, except:

               (a) pursuant to the Shelf Registration Statement, in which case the transferring Purchaser or Holder of a Note shall submit the certificates evidencing the Registrable Securities to the Company's transfer agent, accompanied by a separate "Purchaser's Certificate"
          (A) in the form of Appendix I attached hereto, (B) executed by an officer of, or other authorized person designated by, such Purchaser or Holder of a Note, and (C) to the effect that (1) the Registrable Securities have been sold in accordance with the Shelf Registration Statement and (2) the requirement of delivering a current prospectus has been satisfied; or

               (b) in a transaction exempt from registration under the Securities Act.

          8.3 Indemnification in Connection with Registration. As used in this
     Section 8.3 the following terms shall have the following respective meanings:

               (a) "Selling Shareholder" shall mean each Purchaser or Holder of a Note and any transferee of either of them who is entitled to resell Registrable Securities pursuant to the Shelf Registration Statement, including any underwriter involved in such resale, and each person, if any, who controls such Selling Shareholder within the meaning of
          Section 15 of the Securities Act, and each officer and each director of such Selling Shareholder;

               (b) "Shelf Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Shelf Registration Statement referred to in Section 8.1; and

               (c) "Untrue Statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Shelf Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement on or after the effective date of the Shelf Registration Statement, or on or after the date of any prospectus or prospectus supplement or the date of any sale by any purchaser thereunder, or arise out of any failure by the Company to fulfill any undertaking included in the Shelf Registration Statement and the Company will reimburse such Selling Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to such Selling Shareholder in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Shelf Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Shelf Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained in Section 8.1 or 8.2 hereof respecting sale of the Registrable Securities or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

     Each Purchaser or Holder of a Note, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Shelf Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure by such Purchaser or Holder of a Note to comply with the covenants and agreements contained in Section 8.1 or 8.2 hereof respecting sale of the Registrable Securities, or any Untrue Statement contained in the Shelf Registration Statement on or after the effective date thereof, or in any prospectus supplement as of its issue date or date of any sale by any Purchaser thereunder, if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser or Holder of a Note specifically for use in preparation of the Shelf Registration Statement, and such Purchaser or a Holder of a Note will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity by such Purchaser or Holder of a Note under this Section 8.3 exceed the gross proceeds received by all of the Purchasers and Holders of Notes from the sale of Registrable Securities covered by such Shelf Registration Statement.

     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

          8.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 8 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities when such Registrable Securities shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Shelf Registration Statement covering such Registrable Securities or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

          8.5 Information Available. So long as any Purchaser or Holder of a Note continues to own any of the Registrable Securities and the Shelf Registration Statement is effective covering the resale of Registrable Securities owned by such person, the Company will furnish to each such person:

               (a) as soon as practicable after available (but in the case of the Company's Annual Report to Shareholders, within one hundred twenty
          (120) days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted auditing standards certified by a national firm of certified public accountants); (ii) its Annual Report on Form 10-K (excluding exhibits); (iii) its quarterly reports on Form 10-Q (excluding exhibits); (iv) its Proxy Statement; and (v) its current reports on Form 8-K, if any (excluding exhibits);

               (b) upon the request of any such person, all exhibits excluded by the parentheticals to subparagraphs (a)(ii),(iii) and (v) of this
          Section 8.5, in the form generally available to the public; and

               (c) upon the reasonable request of any such person, an adequate number of copies of the prospectuses and supplements to supply to any other party requiring such prospectuses.

          8.6 Changes in Information. Each Purchaser and each Holder of a Note agrees to promptly notify the Company of any changes in the information set forth in the Shelf Registration Statement regarding such person or such person's plan of distribution set forth in such Shelf Registration Statement.

          8.7 Third Party Beneficiaries. The Selling Shareholders (as defined in the Common Stock Purchase Agreement) are third party beneficiaries of this
     Section 8, and shall be entitled to rely upon and enforce the provisions of this Section 8 as though they were parties hereto.

     Section 9. Merger and Integration, Superseding Effect. The Note Purchase Agreement, as amended by this Amendment, together with the Common Stock Purchase Agreement, and the related instruments and documents contemplated hereby and thereby (including, without limitation, the Note and the First Amendment Warrants), embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof.

     Section 10. Legal Expenses. As provided in (but not in limitation of)
Section 13.1 of the Note Purchase Agreement, the Company agrees to reimburse the Purchasers for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of counsel for the Purchasers) incurred in connection with the negotiation or preparation of the Amendment Documents and all other documents negotiated and prepared in connection with this Amendment, and the Company agrees to reimburse the Purchasers upon demand for all other reasonable expenses, including attorneys' fees incurred as a result of or in connection with the enforcement of the Note Purchase Agreement as amended hereby, and including, without limitation, all expenses of collection of any loans made or to be made under the Note Purchase Agreement as amended hereby.

     Section 11. Severability. Each provision of this Amendment and any other statement, instrument or transactions contemplated hereby or relating hereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any such jurisdiction.

     Section 12. Confidentiality. Unless required by law or in connection with obtaining any required consent to the transactions contemplated hereby (including without limitation filings, authorizations and consents from any Governmental Authority), no party hereto shall issue any press release or make any other communication pertaining to the transactions contemplated hereby (including the terms hereof) without the prior consent of the other parties hereto; provided, that any party may make such disclosure as is necessary in connection with the evaluation and negotiation of the transactions contemplated hereby.

     Section 13. Successors. This Amendment shall be binding upon the Company and the Purchasers and their respective successors and assigns, and shall inure to the benefit of the Company and the Purchasers and the successors and assigns of the Company and the Purchasers.

     Section 14. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

     Section 15. Counterparts. This Amendment may be executed in several counterparts, all or any of which shall be regarded as one and the same document and either party to such agreements may execute any such agreement by executing a counterpart of such agreement.

     Section 16. Governing Law. The validity, construction and enforceability of this Amendment shall be governed by the internal law of the State of Minnesota, without regard to conflict of law principle.

                            [Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                                    THE COMPANY:

                                    DIAMETRICS MEDICAL, INC.


                                    By: /s/ David Kaysen
                                        ----------------------------------------
                                    Name: David Kaysen
                                    Title: Chief Executive Officer and President

                                    THE PURCHASERS:

                                    [see attached signature pages]

         [Signature Page to First Amendment to Note Purchase Agreement]
                                      S - 1

                                    PURCHASER:

                                    BCC ACQUISITION II LLC

                                    By: THE BAY CITY CAPITAL FUND I, L.P.
                                    Its: Manager

                                    By: Bay City Capital Management LLC
                                    Its: General Partner


                                    By: /s/ Fred Craves
                                        ----------------------------------------
                                    Name: Fred Craves
                                    Title: Managing Director

                                    PURCHASER:

                                    GERALD L. COHN REVOCABLE TRUST


                                    By: /s/ Gerald L. Cohn
                                        ----------------------------------------
                                    Name: Gerald L. Cohn
                                    Title: Trustee

                              PURCHASER:

                              HANNAH S. AND SAMUEL A. COHN MEMORIAL
                              FOUNDATION


                              By: /s/ Mary Ann Zubris
                                  --------------------------------------------
                              Name: Mary Ann Zubris
                              Title: Trust Officer, Northeast Pennsylvania Trust
                                     Company, Trustee

                                    PURCHASER:

                                    AEOW 96, LLC


                                    By: /s/
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title: Authorized Signatory

                                                                   Appendix 1 to
                                      First Amendment to Note Purchase Agreement

                                   APPENDIX I

                            DIAMETRICS MEDICAL, INC.
                 PURCHASER'S CERTIFICATE OF RESALE OF THE SHARES

     The undersigned, an officer of, or other person duly authorized by

--------------------------------------------------------------------------------
              [fill in official name of individual or institution]

hereby certifies that [he / she / said institution] is the Purchaser of the Shares evidenced by the attached stock certificate(s) and as such, sold such
Shares on                    [date] in accordance with shelf registration
          ------------------
statement number
                ----------------------------------------------------------------

--------------------------------------------------------------------------------
   [fill in the number of or otherwise identify shelf registration statement]

and the requirement of delivering a current prospectus and current annual, quarterly and current reports (Forms 10-K, 10-Q and 8-K) by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser:
                                           -------------------------------------

Name of Individual representing Purchaser:
                                           -------------------------------------

Title of Individual representing Purchaser:
                                           -------------------------------------

Signature by:
Individual representing Purchaser:
                                           -------------------------------------

                                                                   Schedule 1 to
                                      First Amendment to Note Purchase Agreement

                                   SCHEDULE 1

                     FIRST AMENDMENT WARRANTS TO PURCHASERS

                                                                         Number of Shares under
                                                   Principal Amount of      First Amendment
Name of Purchaser                                        Notes                  Warrant
-----------------                                  -------------------   ----------------------
BCC ACQUISITION II LLC                                 $6,700,000            3,870,476.19
GERALD L. COHN REVOCABLE TRUST                            400,000              269,824.32
HANNAH S. AND SAMUEL A. COHN MEMORIAL FOUNDATION          100,000               57,768.30
AEOW 96, LLC                                              100,000               57,768.30